2111 East Highland Avenue, Suite 200

Phoenix, Arizona 85016

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 20, 2007

To the Shareholders of ILX Resorts Incorporated:

Notice is hereby given that the 2007 Annual Meeting of Shareholders of ILX Resorts Incorporated, an Arizona corporation (the “Company”), will be held at the Los Abrigados Resort & Spa, 160 Portal Lane, Sedona, Arizona, 86336, on the 20th day of June, 2007 at 11:00 a.m., local time, to consider and act upon the following proposals:

a)

To elect nine (9) directors to serve until the next annual meeting of shareholders of the Company, or until their successors are duly elected and qualified; and

b)

To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing matters are more fully explained in the accompanying Proxy Statement, which is hereby made a part of this notice.  All holders of record of Common Stock at the close of business on April 16, 2007 will be entitled to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person.  You are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the enclosed envelope whether or not you plan to attend the meeting.  If you attend the meeting, you may vote your shares in person even if you have signed and returned your proxy card.

By order of the Board of Directors,

Margaret M. Eardley

Secretary

Phoenix, Arizona

April 16, 2007

ILX RESORTS INCORPORATED

2111 East Highland Avenue, Suite 200

Phoenix, Arizona 85016

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 20, 2007

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ILX Resorts Incorporated, an Arizona corporation (the “Company”), for use at the Company’s 2007 Annual Meeting of Shareholders (the “Meeting”), to be held on June 20, 2007, at 11:00 a.m., local time, and at any and all adjournments and postponements of the Meeting.  The Meeting will be held at Los Abrigados Resort & Spa, 160 Portal Lane, Sedona, Arizona 86336.  This Proxy Statement and the accompanying form of proxy (the “Proxy”) will be first mailed to shareholders on or about May 4, 2007.

Only holders of record of the Company’s no par value common stock (the “Common Stock”) at the close of business on April 16, 2007 (the “Record Date”) are entitled to vote at the Meeting.  The Proxy is enclosed for use at the Meeting if you are unable to attend in person.  The persons named therein as proxies were selected by the Board of Directors of the Company.  The Proxy is solicited by the Board of Directors of the Company.  If a Proxy in the accompanying form is duly executed and returned, it will be voted as specified therein.  If no specification is made, it will be voted in accordance with recommendations made by the Board of Directors.  The Proxy may, nevertheless, be revoked at any time prior to exercise by delivering written notice of revocation to the Secretary of the Company or by attending the meeting and voting in person.

The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and the Proxy and the cost of further solicitation hereinafter referred to is to be borne by the Company and is estimated to be nominal.  In addition to the use of the mails, it may be necessary to conduct some solicitation by telephone, telegraph or personal interview.  Any such solicitation will be done by the directors, officers and regular employees of the Company; and, in addition, banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy soliciting materials to their principals to obtain authorization for the execution of proxies on their behalf.  The Company will not pay such persons any compensation for soliciting proxies, but such persons will be reimbursed by the Company for their out-of-pocket expenses incurred in connection therewith.

VOTING

At the close of business on February 28, 2007, the Company had issued and outstanding 3,489,217 shares of Common Stock, each share being entitled to one vote.  No other voting class of stock was then or is now outstanding.

The holders of the majority of the shares of the Company’s Common Stock outstanding on the Record Date and entitled to be voted at the Meeting, whether present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments and postponements thereof.

Shareholders have cumulative voting rights with respect to the election of directors.  Cumulative voting entitles each shareholder to cast a number of votes equal to the number of shares of Common Stock held multiplied by the number of directorships to be filled.  A shareholder may cast all of its votes for one candidate or distribute the votes among two or more candidates.  Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business.  Abstentions are counted in the tabulation of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.  The nine nominees receiving the most votes shall be deemed elected to the Company’s Board of Directors.  As required by law, in order to exercise cumulative voting rights, the shareholder must notify the Company of that intention at least 60 days prior to the Annual Meeting date and must vote in person at the Meeting.

Any shareholder wishing to do so may appoint Joseph P. Martori and Nancy J. Stone as proxies to vote such shareholder’s stock by so indicating his preference on his Proxy Form.  By making such an election, the shareholder appoints Joseph P. Martori and Nancy J. Stone, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated on the Proxy Form, all the shares of Common Stock of ILX Resorts Incorporated held of record by the shareholder on April 16, 2007, at the Annual Meeting of Shareholders to be held June 20, 2007, or any adjournment thereof.

ELECTION OF DIRECTORS

The entire Board of Directors is elected annually, with each director to hold office until the next annual meeting of shareholders or until his or her successor is elected and qualified.  The persons named as proxy holders in the enclosed Proxy have been designated by the Board of Directors and they intend to vote “FOR” the election to the Board of Directors of each of the persons named below, except where authority is withheld by a shareholder.  The Board of Directors recommends that you cast your vote FOR election of each of the nominees to serve on the Board of Directors.

Each of the nominees has consented to be named herein and to serve if elected.  However, if any nominee at the time of election is unable or unwilling to serve as a director or is otherwise unavailable for election, the shares represented by proxies will be voted for the election of such other person as the Board of Directors may designate or, in the absence of such designation, for a nominee selected by the proxy holders named in the enclosed Proxy.

Certain information concerning the director nominees as of February 28, 2007 is set forth below.  Except as set forth herein, none of the nominees are officers or directors of any other publicly owned corporation or entity.

Name	Age	Director Since
Steven R. Chanen	53	1995
Wayne M. Greenholtz	66	2003
Joseph P. Martori	65	1986
Joseph P. Martori, II	37	1999
Patrick J. McGroder III	61	1997
James W. Myers	72	2004
Nancy J. Stone	49	1989
Steven A. White	62	2001
Edward S. Zielinski	55	1996

Director Nominees

Steven R. Chanen has served as a director of the Company since July 1995 when he was elected as an independent director.  Mr. Chanen has served as President and Chief Operating Officer of Chanen Construction Company, Inc., Phoenix, Arizona, since 1989.  Chanen Construction, formed in 1955, is a premier builder in the Southwest with such projects as Terminals 2 and 4 at Phoenix Sky Harbor International Airport, the 535-room Sheraton Hotel at Fisherman’s Wharf in San Francisco, California and the Midwestern University Medical School campus in Glendale, Arizona.  Prior thereto, Mr. Chanen served as shareholder and director of Wentworth & Ludin law firm from 1980 to 1986.  Mr. Chanen received B.S. and J.D. degrees from Arizona State University.

Wayne M. Greenholtz has served as a director of the Company since April 2003 when he was elected as an independent director. Mr. Greenholtz is President of Nedra Capital, an independent specialty finance and consulting company which he founded in January 2000.  From 1995 until 2000, Mr. Greenholtz served as Senior Vice President of Litchfield Financial Corporation, overseeing the operations of their Denver, Colorado facility until the company was acquired by Textron Financial Corporation.  For twelve years prior to 1995, Mr. Greenholtz was Senior Vice President and Chief Operating Officer for Government Employees Financial Corporation, a subsidiary of GEICO Corporation that specialized in banking, finance and resort development, marketing and finance.  Overall, Mr. Greenholtz has in excess of 30 years experience in financial services, with emphasis in serving the resort/hospitality industry.  Mr. Greenholtz attended the University of Maryland.

Joseph P. Martori has served as a director of the Company since its inception and as Chairman of the Board since 1991.  Mr. Martori served as President from November 1993 through 1995 and has served as Chief Executive Officer since 1994.  Prior thereto, Mr. Martori was engaged in the private practice of law since 1967 with the New York City law firm of Sullivan & Cromwell; the Phoenix law firms of Snell & Wilmer; Martori, Meyer, Hendricks & Victor, P.A. (of which he was a founding member); and Brown & Bain, P.A. (of which he was the Chairman of the Corporate, Real Estate and Banking Department).  Mr. Martori was a founder of Firstar Metropolitan Bank & Trust in Phoenix and served on its Board of Directors from 1983 to 2001.  Mr. Martori is Chairman of the Board of MEI, an investment company that holds 19.9% of the Company’s outstanding Common Stock.  Mr. Martori is a member of the Board of Trustees of The Lawyers’ Committee for Civil Rights under Law.  Mr. Martori received a B.S. degree and an M.B.A. degree in finance from New York University and a J.D. degree from the University of Notre Dame Law School.  Mr. Martori is the father of Joseph P. Martori, II.

Joseph P. Martori, II has served as Vice Chairman of the Company since March 2007 and as a director since July 1999.  He has been employed by the Company since October 1995, has been a Vice President since June 1996, a Senior Vice President since June 2000, an Executive Vice President since June 2001 and Chief Sales and Marketing Officer since March 2007.  Mr. Martori has also served as Executive Vice President of Sales of Varsity Clubs of America Incorporated since July 1997, in which role he oversees the operations of the Company’s Varsity Clubs sales offices.  From September 1993 until August 1995, Mr. Martori attended the University of New Mexico in the Anderson School of Management MBA program.  Mr. Martori holds a B.S. degree in Agriculture from the University of Arizona.  Joseph P. Martori, II is the son of Joseph P. Martori.

Patrick J. McGroder III has served as a director of the Company since June 1997 when he was elected as an independent director.  Mr. McGroder has been a trial lawyer engaged in the practice of law since 1970, currently with the law firm of Gallagher & Kennedy, P.A.  Prior thereto, Mr. McGroder served as a member of the law firm of Goldstein & McGroder, Ltd. of Phoenix, Arizona (which he co-founded) from 1990 through 2001.  Mr. McGroder received a B.A. degree from the University of Notre Dame and a J.D. degree from the University of Arizona School of Law.  Mr. McGroder served as Chairman of the Board of Sedona Worldwide Incorporated (“SWI”) from April 1998 to December 2001.  SWI was a majority owned subsidiary of the Company until December 31, 1999.

James W. Myers has served as director of the Company since June 2004 when he was elected as an independent director and from July 1995 through December 2002.  Mr. Myers has served as President of Myers Management and Capital Group, Inc., a management consulting firm he founded, since December 1995 and is Chief Executive Officer for CMC Creative Gifts, Inc.  From 1986 to 1995, Mr. Myers was President and Chief Executive Officer of Myers Craig Vallone Francois, Inc., an investment banking and management advisory firm he also founded.  Prior thereto, Mr. Myers held executive positions with a variety of public and private companies from 1956 to 1986.  Mr. Myers also serves as a director of Autom, BG Associates, Chambers Belt, Inc., China Mist Tea, CMC Creative Gifts, Inc., Landiscor, Inc., OmniMount and Poore Brothers, Inc.  Mr. Myers received a B.S. degree from Northwestern University and an M.B.A. degree from the University of Chicago.

Nancy J. Stone has served as Vice Chairman of the Company since March 2007 and as a director of the Company since April 1989, and as President and Chief Operating Officer since January 1996.  Ms. Stone served as Chief Financial Officer of the Company from July 1993 to December 1997, as well as from January 1990 to April 1992, and as Executive Vice President from July 1993 to December 1995.  Ms. Stone also served as Vice President of Finance and Secretary of the Company from April 1987 to December 1989.  She is a Certified Public Accountant in the State of Arizona.  Ms. Stone received a B.A. degree in accounting and finance from Michigan State University and an M.B.A. degree from Arizona State University.

Steven A. White has served as a director of the Company since September 2001 when he was elected as an independent director.  Mr. White has served as Chief Executive Officer of The Boston Financial Corporation, a financial consulting and real estate finance company, since 1974.

Edward S. Zielinski has served as a director and Executive Vice President of the Company since January 1996, and as President and Chief Operating Officer of Varsity Clubs of America Incorporated since July 1997.  Mr. Zielinski served as Senior Vice President of the Company from January 1994 to December 1995 and as General Manager of Los Abrigados Resort & Spa from December 1992 until January 1994, and in various other executive positions with the Company since November 1988.  Mr. Zielinski has more than twenty-five years of resort management and marketing experience in both domestic and international markets.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

AND MANAGEMENT

The following table sets forth, as of February 28, 2007, certain information regarding the beneficial ownership of the Common Stock of the Company by (i) each person known by the Company to have beneficial ownership of 5% or more of the outstanding Common Stock, (ii) each director, (iii) each Named Executive Officer (hereinafter defined) and (iv) all executive officers and directors as a group.

Name and Address of Beneficial Owner (+)	Number of Shares (l)	Percentage of Class
Joseph P. Martori	883,479 (2)	25.3%
Nancy J. Stone	181,870 (3)	5.2%
Joseph P. Martori, II	93,698 (4)	2.7%
Edward S. Zielinski	76,667 (5)	2.2%
Patrick J. McGroder III	49,855 (6)	1.4%
Wayne M. Greenholtz	12,000 (7)	*
Steven R. Chanen	10,000 (8)	*
Steven A. White	16,501 (9)	*
James W. Myers	17,447 (10)	*
Margaret M. Eardley	21,261 (11)	*
Thomas F. Dunlap	7,256 (12)	*
Ty D. Krehbiel	20,315 (13)	*
Philip E. Baxter	-	*
Martori Enterprises Incorporated (“MEI”)	692,867 (14)	19.9%
Dimensional Fund Advisors Inc.	241,991 (15)	6.9%
1299 Ocean Ave., 11th Floor, Santa Monica, CA 90401
ILX Resorts Incorporated Employee Stock Ownership Plan & Trust	637,239 (16)	18.3%
All Directors and Officers as a Group (13 persons)	1,390,349 (17)	39.6%

* Less than 1%.

(+)

Unless otherwise indicated, each holder has the address: c/o ILX Resorts Incorporated, 2111 East Highland Avenue, Suite 200, Phoenix, Arizona 85016.

(1)

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days after the date set forth in the introductory paragraph above.  However, for purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or group of persons has or have the right to acquire from the Company within 60 days from the date set forth in the introductory paragraph above is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or of All Directors and Officers as a Group.

(2)

Includes 692,867 shares owned by MEI, of which Joseph P. Martori is a director and owner of 96% of the voting capital stock; 156,814 shares held in IRA accounts of which he is beneficiary; 15,494 shares held by his wife, Mia A. Martori and 18,304 shares, all of which are vested, allocated to him as an ESOP participant.

(3)

Includes 19,000 shares issued under the Stock Bonus Plan; 7,000 of which are revocable in the event Ms. Stone is not employed by the Company on January 1, 2008, 7,000 shares of which are revocable if she is not employed on January 15, 2009 and 5,000 of which are revocable if she is not employed on January 15, 2010.  Also includes 7,304 shares held by her husband, Michael W. Stone and 18,304 shares, all of which are vested, allocated to her as an ESOP participant.

(4)

Includes 13,000 shares issued under the Stock Bonus Plan; 5,000 of which are revocable in the event Mr. Martori is not employed by the Company on January 1, 2008, 4,000 of which are revocable in the event he is not employed on January 15, 2009 and 4,000 of which are revocable in the event he is not employed on January 15, 2010. Also includes 10,253 shares, all of which are vested, allocated to him as an ESOP participant.

 (5)

Includes 13,000 shares issued under the Stock Bonus Plan; 5,000 of which are revocable in the event Mr. Zielinski is not employed by the Company on January 1, 2008, 4,000 of which are revocable in the event he is not employed on January 15, 2009 and 4,000 of which are revocable in the event he is not employed on January 15, 2010.  Also includes 238 shares held by Edward S. Zielinski as custodian for his son, Stefan Edward Zielinski, 113 shares held by his wife, Nancy Zielinski and 16,994 shares, all of which are vested, allocated to him as an ESOP participant.

(6)

Includes 1,500 shares held by the Patrick J. McGroder III and Susan McGroder Revocable Trust; 6,700 shares held by the McGroder Family Limited Partnership, in which Patrick J. McGroder III and Susan McGroder have a 99% interest; 41 shares held by Patrick J. McGroder III, P.C., an Arizona professional corporation, wholly owned by Patrick J. McGroder III; 2,293 shares held by Susan McGroder IRA; 20,000 shares held by McMac, L.L.C., an Arizona limited liability company of which Patrick J. McGroder III is one-third owner; 2,650 shares held by Mr. McGroder’s children’s irrevocable trusts as follows: 1,050 shares held by the Caroline E. McGroder 1992 Trust; 1,050 shares held by the Elizabeth McGroder 1992 Trust; 50 shares held by the Patrick J. McGroder IV 1992 Trust; and 500 shares by the Patrick J. McGroder IV UTMA Arizona Trust.  Also includes options to purchase 5,000 shares from the Company at $9.90 per share.

 (7)

Includes 1,000 shares owned by Nedra Capital and options to purchase 5,000 shares from the Company at $9.90 per share.

(8)

Includes options to purchase 5,000 shares from the Company at $9.90 per share.

(9)

Includes 1,000 shares held by the White Family Trust, 1,500 shares held by the White Family Limited Partnership, 50 shares held by his daughter, Kaci White, and options to purchase 5,000 shares from the Company at $9.90 per share.

(10)

Includes options to purchase 5,000 shares from the Company at $9.90 per share.

(11)

Includes 14,000 shares issued under the Stock Bonus Plan; 5,000 of which are revocable in the event Ms. Eardley is not employed by the Company on January 1, 2008, 5,000 of which are revocable in the event she is not employed on January 15, 2009 and 4,000 of which are revocable in the event she is not employed on January 15, 2010.  Also includes 2,170 shares (1,302 of which are vested) allocated to her as an ESOP participant.

(12)

Includes 4,000 shares issued under the Stock Bonus Plan which are revocable in the event Mr. Dunlap is not employed by the Company on January 15, 2009 and 2,000 of which are revocable in the event he is not employed on January 15, 2010.  Also includes 1,017 shares (407 of which are vested) allocated to him as an ESOP participant.

(13)

Includes 7,000 shares issued under the Stock Bonus Plan; 2,000 of which are revocable in the event Mr. Krehbiel is not employed by the Company on January 1, 2008, 4,000 of which are revocable in the event he is not employed on January 15, 2009 and 1,000 of which are revocable in the event he is not employed on January 15, 2010.  Also includes 10,598 shares, all of which are vested, allocated to him as an ESOP participant.

(14)

Includes 100,120 shares held by the Martori Enterprises Incorporated Defined Benefit Contribution Plan.

(15)

Number of shares as of December 31, 2006.  Dimensional Fund Advisors Inc. (“Dimensional”), is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts.  These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(16)

All shares have been allocated to participant accounts.

(17)

Includes options to purchase 25,000 shares from the Company. Excludes shares owned by the ILX Resorts Incorporated Employee Stock Ownership Plan & Trust, except those allocated to the accounts of Named Executive Officers.

The management of the Company is not aware of any change in control of the Company that has taken place since the beginning of the last fiscal year, nor of any contractual arrangements or pledges of securities, the operation of the terms of which may at a subsequent date result in a change in control of the Company.

Board of Directors and Committees of the Board of Directors Meetings

The Board of Directors of the Company met four times during the fiscal year ended December 31, 2006.  All directors attended a minimum of 75% of the meetings of the Board of Directors, during the period they served as a director, and the Committees of the Board of Directors, if any, upon which such director served during the 2006 fiscal year.  The Company does not have a policy regarding board members’ attendance at annual meetings; however, all directors but one were present at the 2006 annual meeting.

Shareholders may send communications to the Board of Directors at:  Board of Directors, ILX Resorts Incorporated, 2111 E. Highland Avenue, Suite 200, Phoenix, Arizona 85016.  Please specify individual director’s name on envelope if appropriate.  All communications from shareholders are sent directly to the directors.

The Company does not have a policy regarding consideration of director candidates recommended by shareholders, but it does consider director recommendations from all sources.  Recommendations for director candidates submitted to the Secretary of the Company will be provided to the Board of Directors.

The Board of Directors does not maintain a nominating committee; nor does any committee perform that function because all directors desire to be involved in the selection process.  However, independent directors Messrs. Chanen, Greenholtz, Myers and White nominated all directors for election at the Meeting.

For purposes of determining independence, the Board observes all criteria for independence established by the SEC and AMEX.

The Board of Directors maintains an audit committee (“Audit Committee”), a compensation committee (“Compensation Committee”), and an executive committee.

Audit Committee

The Audit Committee, which consists of Messrs. Greenholtz, McGroder and White, met four times during fiscal year 2006.  The Audit Committee is responsible for appointing, compensating and overseeing the work of the Company’s independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company’s financial policies and control procedures, and engaging, reviewing and monitoring the provision of non-audit services by the Company’s auditors.  The Audit Committee operates under a written charter, a copy of which is available in the Corporate Governance section of the Company’s website, www.ilxresorts.com, or by writing to Attention:  Corporate Secretary, 2111 E. Highland Ave., Suite 200, Phoenix, AZ 85016.

The Company’s Board of Directors has determined that the Audit Committee members meet the independence standards as set forth by AMEX Section 121(A). In addition, the Board of Directors has determined that Mr. Greenholtz is its Audit Committee financial expert.

Compensation Committee

The Compensation Committee, which consists of Messrs. Chanen, McGroder, and White met once during fiscal year 2006.  The function of the Committee is to provide recommendations to the Board of Directors regarding the compensation of executive officers of the Company and regarding the compensation policies and practices of the Company.  The Compensation Committee also administers the Company’s Stock Bonus Plan.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2006 and continuing through 2007 is or has been an officer or employee of the Company.  There are no Compensation Committee interlock relationships with respect to ILX.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of certain agreements or transactions between and among the Company and certain related parties in which the amount involved since January 1, 2006 exceeded $120,000.  It is the Company’s policy to enter into transactions with related parties on terms that on the whole, are no less favorable than those that would be available from unaffiliated parties.  Management reviews the transactions as they occur and monitors them for compliance with the Code of Ethics, internal procedures, accounting procedures and applicable legal requirements.  Management or the Board of Directors approves such transactions.

In March 2002, the Company sold the Sedona Station (the Sedona Sales Office) to Edward John Martori (EJM).  EJM had been a creditor of the company and was a direct and indirect major shareholder of the Company.  The Company leases the Sedona Station from EJM under a nine-year lease agreement (at $165,000 per annum) and paid $165,000 in rent expense during the twelve months ended December 31, 2006.

Joseph P. Martori, Chairman of the Board and Chief Executive Officer of the Company, is also the Chairman of the Board of MEI, which owned 19.9% of the Common Stock outstanding as of February 28, 2007.  The voting stock of MEI is controlled by Mr. Martori.

In January 2006, the Company purchased 34,000 shares of common stock at $10.35 per share, or $351,900, from MEI for the Stock Bonus Plan.  In January 2007, the Company purchased 32,500 shares of common stock at $9.61 or $312,325 from MEI for the Stock Bonus Plan.

During 2003 through 2006, the Company’s wholly owned subsidiary, Genesis Investment Group, Inc. (“Genesis”), recorded the sale of Vacation Ownership Interests to Premiere Vacation Club homeowners’ association, an Arizona nonprofit corporation (“PVC”).  PVC purchased the intervals at $2,415 per interval, the same price at which it has historically acquired intervals in arms-length negotiations with unaffiliated third parties and expects to receive proceeds upon the future sale of intervals.  PVC is owned by the holders of its vacation ownership interests, including the Company.  PVC paid cash of $309,261 in 2006 and entered into an additional $432,527 of promissory notes related to the purchases. At December 31, 2006, deeds of trust for 694 of the Vacation Ownership Interests secure outstanding indebtedness from PVC to Genesis of $1,624,909.

In August 2005, the Company, together with James Bruno Enterprises LLC (“Bruno”), formed ILX-Bruno LLC (“ILX-Bruno”) to purchase and develop three parcels approximating 22 acres of land in Sedona, Arizona.  The Company made $985,987 in capital contributions for working capital in 2006.  In the third quarter 2006, the Company sold a 3.0% percentage interest in ILX-Bruno for $700,000.  In addition, Bruno made capital contributions of $900,000 in 2006.  The Company holds an outstanding promissory note from ILX-Bruno in the amount of $5,000,000.

EXECUTIVE MANAGEMENT

The following table sets forth certain information concerning the Company’s executive officers and certain key employees.  Except as otherwise noted, none of the executive officers are directors or officers of any other publicly owned corporation or entity.

Name	Age	Position

Joseph P. Martori	65	Chairman of the Board and Chief Executive Officer
Nancy J. Stone	49	Vice Chairman, President and Chief Operating Officer
Joseph P. Martori, II	37	Vice Chairman, Chief Sales and Marketing Officer, Executive Vice President of Sales of Varsity Clubs of America Incorporated
Edward S. Zielinski	55	Executive Vice President, President and Chief Operating Officer of Varsity Clubs of America Incorporated and Director
Margaret M. Eardley	38	Executive Vice President, Chief Financial Officer, and Secretary
Thomas F. Dunlap	58	Executive Vice President
Ty D. Krehbiel	37	Executive Vice President
Philip E. Baxter	46	Executive Vice President

Executive Officers

Joseph P. Martori has served as a director of the Company since its inception and as Chairman of the Board since 1991.  Mr. Martori served as President from November 1993 through 1995 and has served as Chief Executive Officer since 1994.  Prior thereto, Mr. Martori was engaged in the private practice of law since 1967 with the New York City law firm of Sullivan & Cromwell; the Phoenix law firms of Snell & Wilmer; Martori, Meyer, Hendricks & Victor, P.A. (of which he was a founding member); and Brown & Bain, P.A. (of which he was the Chairman of the Corporate, Real Estate and Banking Department).  Mr. Martori was a founder of Firstar Metropolitan Bank & Trust in Phoenix and served on its Board of Directors from 1983 to 2001.  Mr. Martori is Chairman of the Board of MEI, an investment company that holds 19.9% of the Company’s outstanding Common Stock.  Mr. Martori is a member of the Board of Trustees of The Lawyers’ Committee for Civil Rights under Law.  Mr. Martori received a B.S. degree and an M.B.A. degree in finance from New York University and a J.D. degree from the University of Notre Dame Law School.  Mr. Martori is the father of board member and executive officer Joseph P. Martori, II.

Nancy J. Stone has served as Vice Chairman since March 2007 and as a director of the Company since April 1989 and as President and Chief Operating Officer since January 1996.  Ms. Stone served as Chief Financial Officer of the Company from July 1993 to December 1997, as well as from January 1990 to April 1992, and as Executive Vice President from July 1993 to December 1995.  Ms. Stone also served as Vice President of Finance and Secretary of the Company from April 1987 to December 1989.  She is a Certified Public Accountant in the State of Arizona.  Ms. Stone received a B.A. degree in accounting and finance from Michigan State University and an M.B.A. degree from Arizona State University.

Joseph P. Martori, II has served as Vice Chairman since March 2007 and as a director of the Company since July 1999.  He has been employed by the Company since October 1995, has been a Vice President since June 1996, a Senior Vice President since June 2000, an Executive Vice President since June 2001 and Chief Sales and Marketing Officer since March 2007.  Mr. Martori has also served as Executive Vice President of Sales of Varsity Clubs of America Incorporated since July 1997, in which role he oversees the operations of the Company’s Varsity Clubs sales offices.  From September 1993 until August 1995, Mr. Martori attended the University of New Mexico in the Anderson School of Management MBA program.  Mr. Martori holds a B.S. degree in Agriculture from the University of Arizona.  Joseph P. Martori, II is the son of Joseph P. Martori.

Edward S. Zielinski has served as a director and Executive Vice President of the Company since January 1996, and as President and Chief Operating Officer of Varsity Clubs of America Incorporated since July 1997.  Mr. Zielinski served as Senior Vice President of the Company from January 1994 to December 1995 and as General Manager of Los

Abrigados Resort & Spa from December 1992 until January 1994, and in various other executive positions with the Company since November 1988.  Mr. Zielinski has more than twenty-five years of resort management and marketing experience in both domestic and international markets.

Margaret M. Eardley has served as Executive Vice President and Chief Financial Officer of the Company since October 2001 and from March 2000 to July 2000 and Secretary since December 2004.  Ms. Eardley was Vice President, Chief Financial Officer and Chief Operating Officer of Republic Western Insurance Company from August 2000 to 2001.  Ms. Eardley received a B.S. degree in Finance from Arizona State University and an M.B.A. from the University of Phoenix.

Thomas F. Dunlap has served as Executive Vice President since September 2002.  Mr. Dunlap oversees the Company’s operations in Mexico.  Prior thereto, Mr. Dunlap served as Vacation Ownership Director for London Bridge Resort from June 1990 to July 2001.  Mr. Dunlap has more than twenty-five years of sales and marketing experience in resort development.

Ty D. Krehbiel has served as Executive Vice President since April 2006. He served as Senior Vice President of the Company since February 2006 and as a Vice President since June of 1998. Mr. Krehbiel's direct responsibilities within the organization have included management of sales and marketing of vacation ownership interests at Kohl's Ranch Lodge since October 1995 and as Project Director, overseeing operations, sales and marketing since June 2004. Mr. Krehbiel has more than twelve years of management tenure with the Company in sales and marketing of vacation ownership interests.

Philip E. Baxter has served as Executive Vice President since February 2007. Prior thereto, Mr. Baxter spent 14 years with Tishman Realty & Construction. In his 14 years with Tishman, Baxter served as a real estate executive, vice president of operations, and as an asset manager. Prior to joining Tishman, Baxter held positions with South Seas Resort Limited Partnership, Rockresorts, and Park Lane Hotels International.  He received his B.S. from The School of Hotel Administration, Cornell University and his M.B.A in Marketing from The A.B. Freeman School of Business, Tulane University.

The Company has adopted a code of ethics that applies to the registrant’s Chief Executive Officer, President, Chief Financial Officer, and Chief Accounting Officer.  The code can be viewed on the Corporate Governance section of the Company’s website, www.ilxresorts.com.

Compensation Discussion and Analysis

We rely on our executives’ judgment, initiative and effort in order to operate successfully.  Therefore, we strive to compensate our executives in order to align their interests with our long-term interests and those of our shareholders.   Our compensation plan is designed to attract and retain qualified senior executives and reward them for their contribution to our leadership, growth and profitability.  The Chief Executive Officer and President provide input to the members of the Compensation Committee to set compensation programs.   Our compensation components include a mix of base salary, discretionary bonuses, discretionary equity based grants and retirement programs for all executives except for certain executives who oversee our sales operations whose compensation includes commission as a percentage of vacation ownership interest sales.

The base salary component, as noted in column (c) of the Summary Compensation Table, is the principal component of all executive compensation except for certain executives who oversee our sales operations.   We consider each executive’s position compared to other executives, their areas of responsibility, their performance and achievement of past performance objectives.  We also informally gather salary information from our peer group or similar companies.  In 2007, we decided the base salary component should be equal at $200,000 for all Executive Vice Presidents, except for certain executives whose primary responsibility is the sale of vacation ownership interests, in order to foster a teamwork atmosphere and communicate that we are all equally responsible for the success of our objectives.  In addition, we determined that the President’s base salary would be $125,000 more than that of the Executive Vice Presidents’ and the Chief Executive Officer’s base salary $125,000 more than the President’s as compensation for their additional leadership and responsibility.

The Executive Vice President whose primary responsibility is the sale of vacation ownership interests is principally compensated on commissions as a percentage of vacation ownership interest sales.  The commission component is indicated

in column (d) of the Summary Compensation Table.  The percentage is confidential and could result in competitive harm if disclosed.  We determine the percentage by analyzing profit margins of sales of vacation ownership interests.

We adopted the Stock Bonus Plan, after shareholder approval, in 2005.  The Stock Bonus Plan encourages and enables executives to acquire and retain common stock ownership, aids in retention and compensates them for contributions to our growth and profits.  We evaluate each executive’s annual performance in December and typically issue shares under the Stock Bonus Plan in January.  The shares normally vest in three years and require the recipient to be employed on the vesting date in order to encourage longevity.  In 2006, we issued 30,000 shares, under the Stock Bonus Plan, to executive officers.  The breakdown of the value of shares issued to each named executive officer is noted in column (e) of the Summary Compensation Table.  One executive officer is no longer employed and therefore 4,000 shares were terminated.  The remaining 26,000 shares are valued at $214,608.  The value is determined as 80% of our stock price on the date of issuance.  The expense is deferred and recognized pro-rata over the vesting period.  The unrecognized portion for shares issued in 2005 and 2006 is in deferred compensation on our balance sheet.  Each named executive’s number and value of unvested shares issued under the Stock Bonus Plan in 2005 and 2006 are listed in the Outstanding Equity Awards At Fiscal Year-End table under the Stock Awards columns.   The value of each executive’s stock will be added to their taxable earnings in the year in which their shares are fully vested.

We sometimes grant cash bonuses.  The cash bonuses are discretionary and are used to recognize contributions above and beyond base salary.  Only the executive overseeing the sales operation received a discretionary cash bonus in 2006.

We have a Profit Sharing Plan and Employee Stock Ownership Plan for the benefit of all employees, including executives.  We determine total contributions to each of the Plans based on overall profitability and allocations to individuals are based on participant earnings and formulas defined in the Plans that comply with Internal Revenue Service regulations.   We do not anticipate any executive officer will receive more than a  $2,000 contribution allocation to their individual Profit Sharing Plan account and $3,000 contribution allocation to their individual Employee Stock Ownership Plan account for the year ended December 31, 2006.

We have no employment contracts and no termination arrangements with any of our executives.

We comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (“Tax Code”).  The Tax Code limits the corporate deduction for aggregate compensation paid to Names Executive Officers to $1,000,000 per year, unless certain requirements are met.  We have reviewed the impact of the Tax Code provision on the current compensation package for the Named Executive Officers and on of the Named Executive Officers will exceed the applicable limit.  We will continue to review the impact of this Tax Code Section and make appropriate recommendations to shareholders in the future.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and has recommended to the Board of Directors that it be included in the Company’s Proxy Statement.

The ILX RESORTS INCORPORATED COMPENSATION COMMITTEE

Steven R. Chanen

Patrick J. McGroder, III

Steven A. White

The table below summarizes the total compensation paid or earned by the Chief Executive Officer, the Chief Financial Officer and the other most highly compensated executive officers for the fiscal year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

									Change in
									Pension Value
								Non-	and Nonqualified
								Equity	Deferred	All
Name and					Stock		Option	Incentive	Compensation	Other
Principal					Award(s)		Award(s)	Plan Comp-	Earnings	Compensation		Total
Position	Year	Salary($)	Bonus ($)		($)		($)	ensation ($)	($)	($)		($)
(a)	(b)	(c)	(d)		(e)		(f)	(g)	(h)	(i)		(j)

Joseph P. Martori
Chairman and Chief Executive Officer	2006	$ 354,000	$ -		$ -		$ -	$ -	$ -	$ -		$ 354,000

Margaret M. Eardley
Executive Vice President
Chief Financial Officer	2006	172,000	-		41,550	[1]	-	-	-	21,542	[2]	235,092

Nancy J. Stone
Vice Chairman and
President	2006	303,000	-		58,170	[1]	-	-	-	33,716	[3]	394,886

Edward S. Zielinski
Executive Vice President	2006	190,000	-		33,240	[1]	-	-	-	18,975	[4]	242,215

Thomas F. Dunlap
Executive Vice President	2006	180,000	6,091	[5]	16,620	[1]	-	-	-	13,584	[6]	216,295

Joseph P. Martori, II
Vice Chairman and
Chief Sales and Marketing Officer	2006	147,116	-		33,240	[1]	-	-	-	21,792	[7]	202,148

Ty D. Krehbiel
Executive Vice President	2006	62,712	96,765	[8]	31,740	[1]	-	-	-	9,987	[9]	201,204

________________________

1

Includes stock issued under the Stock Bonus Plan. See the Grants of Plan-Based Awards Table for additional information.

2

Includes 1,875 shares of Common Stock at $7.70 per share for 1,125 shares, $7.02 per share for 375 shares and $8.31 per share for 375 shares issued in 2005 and 2006 but which did not vest until 2006.

3

Includes 2,500 shares of Common Stock at $7.70 per share for 1,500 shares, $7.02 per share for 500 shares and $8.31 per share for 500 shares issued in 2005 and 2006 but which did not vest until 2006.

4

Includes 1,875 shares of Common Stock at $7.70 per share for 1,125 shares, $7.02 per share for 375 shares and $8.31 per share for 375 shares issued in 2005 and 2006 but which did not vest until 2006.

5

Includes profit participation bonus based on sales office results.

6

Includes 1,250 shares of Common Stock at $7.70 per share for 750 shares, $7.02 per share for 250 shares and $8.31 per share for 250 shares issued in 2005 and 2006 but which did not vest until 2006.

7

Includes 1,875 shares of Common Stock at $7.70 per share for 1,125 shares, $7.02 per share for 375 shares and $8.31 per share for 375 shares issued in 2005 and 2006 but which did not vest until 2006.

8

Includes commissions on sales of Vacation Ownership interests.

9

Includes 1,000 shares of Common Stock at $7.70 per share for 500 shares, $7.02 per share for 250 shares and $8.31 per share for 250 shares issued in 2005 and 2006 but which did not vest until 2006.

Stock Bonus Plan

The Company’s Stock Bonus Plan is administered by the Compensation Committee which selects the persons to whom stock is granted and determines the terms and conditions of each grant.

The purpose of the Stock Bonus Plan is to advance the interests of the Company and its shareholders, by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock, to keep personnel of experience and ability in the employ of the Company and to compensate them for their contributions to the growth and profits of the Company and thereby induce them to continue to make such contributions in the future.

The Stock Bonus Plan provided for establishment of a Bonus Share Reserve to which 600,000 shares of the Company’s common stock were credited, 250,000 of which shall be authorized and unissued shares of the Company's common stock or treasury stock, and 350,000 of which shall be purchased by the Company on the open market or from affiliates of the Company, including from MEI, an entity controlled by Joseph P. Martori.  Through December 31, 2006, 224,185 remain in the authorized and unissued shares of the Company or treasury stock and 290,000 shares remain available to purchase on the open market or from affiliates.  All purchases by the Company on the open market or from affiliates are approved by a majority of the Company's independent directors. The price of shares acquired from affiliates is determined by a majority of the Company's independent directors, but may not exceed the fair market value of such shares at the time of purchase, and, if such shares are then listed on the American Stock Exchange or other recognized exchange or Nasdaq, the fair market value of such shares is the average of the mean between the opening and closing price as reported by such exchange or Nasdaq for each trading day over the 30 day period ending on the date of such purchase (“Agreement Date”).  Pursuant to Section 16 under the Exchange Act of 1934, the affiliate may not acquire shares of the Company's common stock, except pursuant to a transaction exempt from Section 16(b), within the six-month period preceding or following the Agreement Date.  Any Bonus Shares forfeited by Recipients are credited back to the Bonus Share Reserve.

Grants of Plan-Based Awards

								All		All Other
								Other		Option
								Stock		Awards:
								Awards:		Number
		Estimated Future Payouts						Number		of	Exercise
		Under Non-Equity Incentive			Estimated Future Payouts Under			of		Securities	or Base	Grant Date
		Plan Awards			Equity Incentive Plan Awards			Shares		Under-	Price of	Fair Value of
	Grant	Threshold	Target	Maxi-	Threshold	Target	Maxi-	of Stock		lying	Option	Stock and
	Date	($)	($)	mum	(#)	(#)	mum	or Units		Options	Awards	Option
Name				($)			(#)	(#)		(#)	($/Sh)	Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)

Joseph P. Martori
Chairman and
Chief Executive Officer	-	$ -	$ -	$ -	-	-	-	-		-	$ -	$ -

Margaret M. Eardley
Executive Vice President
Chief Financial Officer	1/4/06	-	-	-	-	-	-	5,000	[1]	-	-	41,550

Nancy J. Stone
Vice Chairman and President	1/4/06	-	-	-	-	-	-	7,000	[1]	-	-	58,170

Edward S. Zielinski
Executive Vice President	1/4/06	-	-	-	-	-	-	4,000	[1]	-	-	33,240

Thomas F. Dunlap
Executive Vice President	1/4/06	-	-	-	-	-	-	2,000	[1]	-	-	16,620

Joseph P. Martori, II
Vice Chairman and
Chief Sales and Marketing Officer	1/4/06	-	-	-	-	-	-	4,000	[1]	-	-	33,240

Ty D. Krehbiel	1/4/06	-	-	-	-	-	-	2,000	[1]	-	-	16,620
Executive Vice President	8/1/06	-	-	-	-	-	-	2,000	[1]	-	-	15,120

1  Stock issued under Stock Bonus Plan.  All shares are revocable in the event the recipient is not employed by the Company on January 15, 2009.

Outstanding Equity Awards at Fiscal Year End

	Options Awards					Stock Awards

										Equity Incentive
			Equity Incentive						Equity Incentive	Plan Awards:
			Plan Awards:						Plan Awards:	Market or
	Number of	Number of	Number of					Market	Number of	Payout Value
	Securities	Securities	Securities			Number		Value of	Unearned	of Unearned
	Underlying	Underlying	Underlying			of Shares or		Shares or	Shares, Units or	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option		Units of Stock		Units of Stock	Other Rights	Other Rights
	Options	Options	Unearned	Exercise	Option	That Have		That Have	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Not Vested		Not Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
Joseph P. Martori
Chairman and
Chief Executive Officer	-	-	-	$ -	-	-		$ -	-	$ -
Margaret M. Eardley
Executive Vice President
Chief Financial Officer	-	-	-	-	-	10,000	[1]	94,200	-	-
Nancy J. Stone
Vice Chairman and President	-	-	-	-	-	14,000	[2]	131,880	-	-
Edward S. Zielinski
Executive Vice President	-	-	-	-	-	9,000	[3]	84,780	-	-
Thomas F. Dunlap
Executive Vice President	-	-	-	-	-	2,000	[4]	18,840	-	-
Joseph P. Martori, II
Vice Chairman and
Chief Sales and Marketing Officer	-	-	-	-	-	9,000	[5]	84,780	-	-
Ty D. Krehbiel
Executive Vice President	-	-	-	-	-	6,000	[6]	56,520	-	-

1

Shares issued under the Stock Bonus Plan; 5,000 of which are revocable in the event Ms. Eardley is not employed by the Company on January 1, 2008 and 5,000 of which are revocable in the event she is not employed on January 15, 2009.

2

Shares issued under the Stock Bonus Plan; 7,000 of which are revocable in the event Ms. Stone is not employed by the Company on January 1, 2008 and 7,000 of which are revocable in the event she is not employed on January 15, 2009.

3

Shares issued under the Stock Bonus Plan; 5,000 of which are revocable in the event Mr. Zielinski is not employed by the Company on January 1, 2008 and 4,000 of which are revocable in the event Mr. Zielinski is not employed by the Company on January 15, 2009.

4

Shares issued under the Stock Bonus Plan; 2,000 of which are revocable in the event Mr. Dunlap is not employed by the Company on January 15, 2009.

5

Shares issued under the Stock Bonus Plan; 5,000 of which are revocable in the event Mr. Martori is not employed by the Company on January 1, 2008 and 4,000 of which are revocable in the event Mr. Martori is not employed by the Company on January 15, 2009.

6

Shares issued under the Stock Bonus Plan; 2,000 of which are revocable in the event Mr. Krehbiel is not employed by the Company on January 1, 2008 and 4,000 of which are revocable in the event he is not employed on January 15, 2009.

The following table summarizes stock awards that vested during the year ended December 31, 2006.

Option Exercises and Stock Vested

	Options Awards		Stock Awards

	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
	(#)	($)	(#)	($)
Name (a)	(b)	(c)	(d)	(e)
Joseph P. Martori
Chairman and
Chief Executive Officer	-	$ -	-	$ -
Margaret M. Eardley
Executive Vice President
Chief Financial Officer	-	-	1,500	15,420
Nancy J. Stone
Vice Chairman and President	-	-	2,000	20,560
Edward S. Zielinski
Executive Vice President	-	-	1,500	15,420
Thomas F. Dunlap
Executive Vice President	-	-	1,000	10,280
Joseph P. Martori, II
Vice Chairman and
Chief Sales and Marketing Officer	-	-	1,500	15,420
Ty D. Krehbiel
Executive Vice President	-	-	1,000	10,280

Equity Compensation Plan Information

Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under
	be Issued Upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved
by Security Holders	-	N/A	514,185
Equity Compensation Plans Not
Approved by Security Holders	-	N/A	-
Total	-		514,185

Payments Upon Termination Or Change In Control

The Company has no employment contracts and no termination arrangements with any of our executives.  Unvested shares issued under the Stock Bonus Plan will be replaced with new or different shares or securities with the same restrictions upon a change in control.

Payments Made Upon Termination Or Retirement

 Regardless of the manner in which a named executive officer’s employment terminates, they are entitled to receive amounts earned during employment.  These payments are not caused or precipitated by termination or change in control, and are payable or due to any employee of the Company regardless of whether or not the employee was terminated or a change in control has occurred.  Such amounts include:

•

vested amounts under the ILX Resorts Incorporated Profit Sharing Plan & Trust and ILX Resorts Incorporated Employee Stock Ownership Plan;

•

earned but unpaid compensation; and

•

unused vacation pay (if termination is voluntary and adequate notice is given).

Director Compensation

The Company’s policy is to pay a fee for each Board of Directors’ meeting attended by directors who are not employees of the Company, and reimburse all directors for actual expenses incurred in connection with attending meetings of the Board of Directors.  The fee for each Board of Directors’ meeting attended by a non-employee director is $1,000.  Previously, all non-employee directors also received a grant of options to purchase 5,000 shares of Common Stock following their election to the Board of Directors.  The options were fully exercisable on the first anniversary of the date of grant.  In addition, all non-employee directors received a grant of options to purchase an additional 5,000 shares of Common Stock in December 2004.  The options were also fully exercisable on the first anniversary date of grant.  Directors are also entitled to complimentary accommodations at ILX resorts and are eligible for grants of stock under the Stock Bonus Plan.  The table below illustrates Director Compensation for the fiscal year ended December 31, 2006.

Director Compensation

					Change in
					Pension Value
				Non-Equity	and Nonqualified
	Fees Earned	Stock	Option	Incentive Plan	Deferred	All Other
	of Paid in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Steven R. Chanen	$ 3,000	-	-	-	-	-	$ 3,000
Wayne M. Greenholtz	5,000	-	-	-	-	-	5,000
Patrick J. McGroder III	4,000	-	-	-	-	-	4,000
James W. Myers	3,000	-	-	-	-	-	3,000
Steven A. White	4,000	-	-	-	-	-	4,000

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three of the Company’s independent directors.  The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the current rule of the American Stock Exchange (“AMEX”) that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by AMEX Section 121(A).  The Audit Committee operates under a written Charter which is contained in Exhibit A.

The Audit Committee oversees the Company’s financial process on behalf of the Board of Directors.  Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls.   The Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee has also reviewed the audited financial statements with the independent auditors and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 as may be modified or supplemented.  In addition the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 as may be modified or supplemented.

Based on the reviews and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

THE ILX RESORTS INCORPORATED AUDIT COMMITTEE

Wayne M. Greenholtz

Patrick J. McGroder III

Steven A. White

INDEPENDENT PUBLIC ACCOUNTANTS

At the determination of the Audit Committee, the accounting firm of Hansen, Barnett & Maxwell, P.C. a professional corporation, was engaged as the Company’s principal accountants for the year ended December 31, 2006.  Representatives of Hansen, Barnett & Maxwell are expected to be available at the Annual Meeting.  Such representatives will have an opportunity to make a statement if they desire to do so, and respond to appropriate questions.  Hansen, Barnett & Maxwell also served as the Company’s principal accountants for the fiscal years ended December 31, 1998 through 2005.  The Board of Directors has not yet selected independent accountants for the fiscal year ending December 31, 2007 as its practice is to make the selection during the fourth quarter.

Audit Fees

Fees for the fiscal year 2006 audit and the review of Forms 10-Q for 2006 were $73,200.  Fees for the fiscal year 2005 audit and review of Forms 10-Q were $67,700.

Audit-Related Fees

Fees for the fiscal year 2006 and 2005 audits of the Company’s ESOP and Profit Sharing Plans were approximately $11,000 and $10,300 respectively.   In addition, fees for services provided for the Company’s Form S-3 Registration were $3,167 in 2006 and for the Company’s Form S-8 Registration were $1,377 in 2005.

Tax Fees

Fees for the fiscal year 2006 and 2005 tax compliance services were approximately $19,500 and $18,000 respectively.

All Other Fees

There were no other fees in 2006 and fees for fiscal year 2005 edgarization services were $822.  In addition, $2,624 was charged for services provided in conjunction with an analysis of a sale of a leasehold interest and a comment letter from the Securities and Exchange Commission in 2005.

The Audit Committee approved 89% of the above fees. The only fees they did not approve were fees under “All Other Fees” and fees related to the Audit of the Company’s ESOP and Profit Sharing Plans.

FINANCIAL INFORMATION

The Company’s financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” are set forth in the Company’s Annual Report, which is hereby incorporated by reference.  An Annual Report will be mailed to all shareholders of Common Stock of record at the close of business on April 16, 2007, concurrently with the mailing of this Proxy Statement.  Upon the written request of any shareholder, the Company will provide to such shareholder, without charge, a copy of the Company’s Annual Report for the year ended December 31, 2006, without exhibits, as filed with the Securities and Exchange Commission.  Such requests should be directed in writing to the Company at 2111 East Highland Avenue, Suite 200, Phoenix, Arizona 85016, Attention: Secretary, Telephone: 602.957.2777.

STOCKHOLDER PROPOSALS

In order for proposals to be considered for inclusion in the Proxy Statement and Proxy for the 2008 Annual Meeting of Shareholders, such proposals must be received by the Secretary of the Company no later than January 22, 2008, and must comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

OTHER MATTERS

The Company knows of no other matters to be submitted to shareholders for their consideration at the Meeting.  If any other matters properly come before the Meeting, it is the intention of the persons named on the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission.  Based solely upon the written representations of the Company’s directors, executive officers and ten percent holders and review of Forms 3, 4, and 5 and amendments thereto furnished to the Company, the Company is aware of the following late filing for the year ended December 31, 2006:

Individual

Number of Late Reports

Total Transactions Covered

Patrick J. McGroder III

1

1

Phoenix, Arizona

April 16, 2007

     The Board of Directors

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  [X]

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1. Nominees:

For

Withhold

For

Withhold

For

Withhold

01 - Steven R. Chanen

[  ]

[  ]

02 - Joseph P. Martori

[  ]

[  ]

03 - Joseph P. Martori, II

[  ]

[  ]

04 - Patrick J. McGroder III

[  ]

[  ]

05 – Wayne M. Greenholtz

[  ]

[  ]

06 – Nancy J. Stone

[  ]

[  ]

07 - Steven A. White

[  ]

[  ]

08 – Edward S. Zielinski

[  ]

[  ]

09 – James W. Myers

[  ]

[  ]

The undersigned revokes any proxies heretofore given by the undersigned and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith and the Annual Report to Shareholders also delivered herewith.

YOUR VOTE IS IMPORTANT!

B  Non-Voting Items

Change of Address – Please print your new address below.

C  Authorized Signatures – This section must be completed for your vote to be counted.  – Date and Sign

Please sign exactly as name appears at above. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized persons.

Date (mm/dd/yyyy) – Please print date below.

Signature 1 – Please keep signature within the box

Signature 2 – Please keep signature within the box

____________________________________

_____________________________________

___________________________________

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – ILX Resorts Incorporated

2111 East Highland Avenue, Suite 200

Phoenix, Arizona 85016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph P. Martori and Nancy J. Stone, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of ILX Resorts Incorporated held of record by the undersigned on April 16, 2007, at the Annual Meeting of Shareholders to be held on June 20, 2007, or any adjournment thereof.

IN THE EVENT THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE ON PROPOSAL NO. 1, ELECTION OF DIRECTORS, MANAGEMENT INTENDS TO VOTE FOR PROPOSAL NO. 1.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATION ON THE REVERSE SIDE.  THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS FOR WHICH THE SHAREHOLDER HAS NOT INDICATED A PREFERENCE OR IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

(Continued and to be signed on reverse side.)

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